  As filed with the Securities and Exchange Commission on November 12, 1999
                                                   Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          NOVEN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              59-2767632
------------------------------                               -----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

       11960 SOUTHWEST 144TH STREET
               MIAMI, FLORIDA                                     33186
---------------------------------------                         ----------
(Address of principal executive offices)                        (zip code)

           NOVEN PHARMACEUTICALS, INC. 1999 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                JAMES B. MESSIRY
                          NOVEN PHARMACEUTICALS, INC.
                          11960 SOUTHWEST 144TH STREET
                              MIAMI, FLORIDA 33186
                    (Name and address of agent for service)

                                 (305) 253-5099
                    (Telephone number, including area code,
                             of agent for service)

                                With a Copy To:
                             STEVEN D. RUBIN, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                      150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3500

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                               PROPOSED                    PROPOSED
                                                                MAXIMUM                     MAXIMUM                  AMOUNT OF
        TITLE OF SECURITIES             AMOUNT TO BE        OFFERING PRICE                 AGGREGATE               REGISTRATION
         TO BE REGISTERED               REGISTERED(1)        PER SHARE(2)              OFFERING PRICE(2)              FEE(2)
---------------------------------- -------------------- ------------------------  --------------------------- ---------------------
Common Stock, par value
$.0001 per share                          1,000,000            $9.97                     $9,970,000                    $2,772
===================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock on the Nasdaq Stock Market as of a date within five business days preceding the date of filing of this Registration Statement.


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



                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 of Noven Pharmaceuticals, Inc. (the "Company") relates to securities issued under the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"). Pursuant to General Instruction E of Form S-8, this Registration Statement also relates to 2,768,848 shares of Common Stock previously registered by the Company under its Registration Statement on Form S-8, filed on September 23, 1998 (File No. 333-64801), for which the Company paid a filing fee of $3,654.88.

         On March 26, 1999 the Board of Directors of the Company adopted the 1999 Plan. The Company's shareholders approved the 1999 Plan on June 8, 1999, effective June 9, 1999. The 1999 Plan authorizes 1,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be issued in the form of stock options and other equity-based awards. In addition, pursuant to the terms of the 1999 Plan, the 2,768,848 shares of Common Stock that remained available for grant under the Noven Pharmaceuticals, Inc. 1997 Stock Option Plan as of June 9, 1999 are now available for issuance under the 1999 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

                  (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999.

                  (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 21, 1988.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.





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


                  Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders, (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the DGCL, or (d) from any transaction from which the director derived an improper personal benefit.

                  The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.5 of the Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed on March 31, 1994).

         5        Opinion of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A.

         23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included as part of Exhibit 5 above).

         23.2     Consent of Deloitte-Touche, LLP

         25.1 Powers of Attorney (included as part of the Signature Page of this Registration Statement)




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



Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i) To include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                (ii)        To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the
                                            Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 12th day of November, 1999.

                          NOVEN PHARMACEUTICALS, INC.



                          By: /s/Robert C. Strauss
                             -----------------------------------------
                             Robert C. Strauss, President
                             and Chief Executive Officer and Director


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Strauss and James B. Messiry, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ Steven Sablotsky                        Chairman of the Board                       November 12, 1999
-----------------------
Steven Sablotsky



/s/ Robert C. Strauss                       President and Chief Executive               November 12, 1999
------------------------                    Officer and Director
Robert C. Strauss                           (Principal Executive Officer)


/s/ James B. Messiry                        Chief Financial Officer                     November 12, 1999
------------------------                    (Principal Financial Officer)
James B. Messiry


/s/ Leonard E. Maniscalco                   Executive Director-Finance                  November 12, 1999
------------------------                    (Principal Accounting Officer)
Leonard E. Maniscalco





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



SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----


/s/ Sheldon H. Becher                   Director                                November 12, 1999
---------------------------
Sheldon H. Becher


/s/ Sidney Braginsky                    Director                                November 12, 1999
---------------------------
Sidney Braginsky


/s/ Rodolfo C. Bryce                    Director                                November 12, 1999
---------------------------
Rodolfo C. Bryce


/s/ Lawrence J. DuBow                   Director                                November 12, 1999
---------------------------
Lawrence J. DuBow


/s/ Mitchell Goldberg                   Director                                November 12, 1999
---------------------------
Mitchell Goldberg





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